Exhibit 99.1

Monroe Capital Corporation BDC Announces First Quarter Financial Results

CHICAGO, IL, May 9, 2017 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the first quarter ended March 31, 2017.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

First Quarter 2017 Financial Highlights

•	Net investment income of $6.0 million, or $0.36 per share

•	Adjusted Net Investment Income (a non-GAAP measure described below) of $5.9 million, or $0.35 per share

•	Net increase in net assets resulting from operations of $2.6 million, or $0.15 per share
•	Net asset value (“NAV”) of $239.6 million, or $14.34 per share

•	Paid quarterly dividend of $0.35 per share on March 31, 2017

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report another quarter of strong earnings for the first quarter of 2017, with Adjusted Net Investment Income of $0.35 per share, once again covering our first quarter dividend of $0.35 per share and representing 12 straight quarters of dividend coverage without a reduction in our quarterly distribution. We are also pleased to have been able to continue to grow the portfolio during the quarter despite seeing a significant amount of prepayment activity, increasing our portfolio by $5.2 million to $418.1 million as of quarter end. Our recently announced upsize to our revolving credit facility, now totaling $200.0 million in commitments, and our access to $55.0 million of additional SBA-guaranteed debentures, will allow us to profitably grow our portfolio and continue to create long term value for our shareholders.”

Monroe Capital Corporation is the business development company affiliate of the award winning private debt investment firm and lender, Monroe Capital LLC.

Selected Financial Highlights

(in thousands, except per share data)

	March 31, 2017	December 31, 2016
Consolidated Statements of Assets and Liabilities data:	(audited)	(audited)
Investments, at fair value	$418,149	$412,920
Total assets	$438,697	$424,545
Net asset value	$239,606	$240,850
Net asset value per share	$14.34	$14.52

	For the quarter ended
	March 31, 2017	December 31, 2016
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$6,034	$5,377
Adjusted net investment income (1)	$5,859	$5,802
Net gain (loss) on investments and secured borrowings	$(3,465)	$2,155
Net increase in net assets resulting from operations	$2,569	$7,532

Per share data:
Net investment income	$0.36	$0.32
Adjusted net investment income (1)	$0.35	$0.35
Net gain (loss) on investments and secured borrowings	$(0.21)	$0.13
Net increase in net assets resulting from operations	$0.15	$0.45

(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Review

The Company had debt and equity investments in 65 portfolio companies, with a total fair value of $418.1 million, as of March 31, 2017 as compared to debt and equity investments in 70 portfolio companies, with a total fair value of $412.9 million, as of December 31, 2016. The Company’s portfolio consists primarily of first lien loans, representing 83.9% of the portfolio as of March 31, 2017 and 79.2% of the portfolio as of December 31, 2016. As of March 31, 2017, the weighted average contractual and effective yield on the Company’s investments was 9.6% and 9.7%, respectively, as compared to the weighted average contractual and effective yield of 9.5% and 9.6%, respectively, as of December 31, 2016. Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity).

Financial Review

Net investment income for the quarter ended March 31, 2017 totaled $6.0 million, or $0.36 per share, compared to $5.4 million, or $0.32 per share, for the quarter ended December 31, 2016. Adjusted Net Investment Income was $5.9 million, or $0.35 per share, for the quarter ended March 31, 2017, compared to $5.8 million, or $0.35 per share, for the quarter ended December 31, 2016. The Company believes that Adjusted Net Investment Income is a consistent measure of the Company’s earnings – see Non-GAAP Financial Measure – Adjusted Net Investment Income discussion below. Total investment income increased by $0.8 million during the quarter. Interest income increased during the quarter, primarily as a result in the increase in the size of the Company’s average investment portfolio and an increase in prepayment gains. Total expenses, net of the prior quarter incentive fee waiver, increased by $0.1 million during the quarter, primarily driven by increases in interest expense, partially offset by declines in excise taxes.

Net gain (loss) on investments and secured borrowings was ($3.5) million for the quarter ended March 31, 2017, compared to $2.2 million for the quarter ended December 31, 2016. The net loss on investments and secured borrowings during the quarter ended March 31, 2017 was primarily the result of net unrealized mark-to-market losses on investments in the portfolio during the quarter.

Net increase in net assets resulting from operations was $2.6 million, or $0.15 per share, for the quarter ended March 31, 2017, compared to $7.5 million, or $0.45 per share, for the quarter ended December 31, 2016. This decrease is primarily the result of net unrealized mark-to-market losses on investments during the quarter, partially offset by an increase in net investment income. The Company’s NAV decreased on a per share basis to $14.34 per share at March 31, 2017 from $14.52 per share at December 31, 2016. This decrease in NAV per share was primarily driven by net unrealized mark-to-market losses on investments in the quarter.

Liquidity and Capital Resources

At March 31, 2017, the Company had $5.5 million in cash, $10.6 million in restricted cash at Monroe Capital Corporation SBIC LP (“MRCC SBIC,” the Company’s wholly-owned SBIC subsidiary), $136.0 million of total debt outstanding on its revolving credit facility and $60.0 million in outstanding Small Business Administration (“SBA”) debentures. As of March 31, 2017, the Company had $64.0 million available for additional borrowings on its revolving credit facility and $55.0 million in available SBA-guaranteed debentures.

On February 22, 2017, the Company closed a $40.0 million upsize to its revolving credit facility, from $160.0 million to $200.0 million in revolving commitments, in accordance with the facility’s accordion feature.

SBIC Subsidiary

As of March 31, 2017, MRCC SBIC had $50.0 million in leverageable capital, $10.6 million in cash and $106.0 million in investments at fair value. Additionally, MRCC SBIC had $60.0 million in SBA-guaranteed debentures outstanding.

In order for MRCC SBIC to gain access to the entirety of the $55.0 million in remaining additional SBA-guaranteed debentures, the Company would be required to contribute to MRCC SBIC an additional $7.6 million in leverageable capital. The Company made the additional contribution of $7.6 million in leverageable capital to MRCC SBIC subsequent to March 31, 2017. The SBA-guaranteed debentures are long-term, fixed rate financing with the advantage of being excluded from the Company’s 200% asset coverage test under the Investment Company Act of 1940.

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee and excise taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	March 31, 2017		December 31, 2016
	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$6,034	$0.36	$5,377	$0.32
Net capital gains incentive fee	(175)	(0.01)	175	0.01
Excise taxes	-	-	250	0.02
Adjusted Net Investment Income	$5,859	$0.35	$5,802	$0.35

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

First Quarter 2017 Financial Results Conference Call

The Company will host a webcast and conference call to discuss these operating and financial results on Wednesday, May 10, 2017 at 12:00 pm ET. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID #11380621.

For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended March 31, 2017 to be filed with the Securities and Exchange Commission (www.sec.gov) on May 9, 2017.

MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Investments, at fair value:
Non-controlled/non-affiliate company investments	$358,883	$353,980
Non-controlled affiliate company investments	49,219	50,041
Controlled affiliate company investments	10,047	8,899
Total investments, at fair value (amortized cost of: $422,102, and $413,242, respectively)	418,149	412,920
Cash	5,483	5,958
Restricted cash	10,555	2,373
Interest receivable	3,056	2,643
Other assets	1,454	651
Total assets	438,697	424,545

LIABILITIES
Debt:
Revolving credit facility	136,000	129,000
SBA debentures payable	60,000	51,500
Total debt	196,000	180,500
Less: Unamortized deferred financing costs	(4,268)	(3,945)
Total debt less unamortized deferred financing costs	191,732	176,555
Secured borrowings, at fair value (proceeds of: $1,320 and $1,320, respectively)	1,315	1,314
Interest payable	820	735
Management fees payable	1,805	1,749
Incentive fees payable	1,465	1,222
Accounts payable and accrued expenses	1,917	2,120
Directors fee payable	37	-
Total liabilities	199,091	183,695
Net assets	$239,606	$240,850

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 16,712 and 16,582
shares issued and outstanding, respectively	$17	$17
Capital in excess of par value	235,516	233,526
Undistributed net investment income (accumulated distributions in excess of net investment income)	7,268	7,037
Accumulated net realized gain (loss) on investments	754	587
Accumulated net unrealized appreciation (depreciation) on investments and secured borrowings	(3,949)	(317)
Total net assets	$239,606	$240,850
Net asset value per share	$14.34	$14.52

MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the quarter ended
	March 31, 2017	December 31, 2016
	(unaudited)
Investment income:
Interest income:
Non-controlled/non-affiliate company investments	$10,055	$9,239
Non-controlled affiliate company investments	1,196	1,229
Controlled affiliate company investments	177	110
Total interest income	11,428	10,578
Dividend income:
Non-controlled/non-affiliate company investments	250	251
Non-controlled affiliate company investments	-	-
Total dividend income	250	251
Fee income:
Non-controlled/non-affiliate company investments	328	368
Non-controlled affiliate company investments	-	36
Total fee income	328	404
Total investment income	12,006	11,233

Operating expenses:
Interest and other debt financing expenses	2,010	1,795
Base management fees	1,805	1,749
Incentive fees	1,290	1,495
Professional fees	291	306
Administrative service fees	330	331
General and administrative expenses	209	168
Excise taxes	-	250
Directors fees	37	35
Expenses before incentive fee waiver	5,972	6,129
Incentive fee waiver	-	(273)
Total expenses, net of incentive fee waiver	5,972	5,856

Net investment income	6,034	5,377

Net gain (loss) on investments and secured borrowings:
Net realized gain (loss) on investments:
Non-controlled/non-affiliate company investments	167	-
Net realized gain (loss) on investments	167	-

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/non-affiliate company investments	192	310
Non-controlled affiliate company investments	(2,164)	3,199
Controlled affiliate company investments	(1,659)	(1,337)
Net change in unrealized appreciation (depreciation) on investments	(3,631)	2,172

Net change in unrealized (appreciation) depreciation on secured borrowings	(1)	(17)

Net gain (loss) on investments and secured borrowings	(3,465)	2,155

Net increase (decrease) in net assets resulting from operations	$2,569	$7,532

Per common share data:
Net investment income per share - basic and diluted	$0.36	$0.32
Net increase in net assets resulting from operations per share - basic and diluted	$0.15	$0.45
Weighted average common shares outstanding - basic and diluted	16,594	16,578

Additional Supplemental Information:

The composition of the Company’s investment income was as follows (dollars in thousands):

	For the quarter ended
	March 31, 2017	December 31, 2016

Interest income	$10,388	$10,000
Dividend income	250	251
Fee income	328	404
Prepayment gain (loss)	652	159
Accretion of discounts and amortization of premiums	388	419
Total investment income	$12,006	$11,233

The composition of the Company’s interest expense and other debt financing expenses was as follows (dollars in thousands):

	For the quarter ended
	March 31, 2017	December 31, 2016

Interest expense - revolving credit facility	$1,345	$1,171
Interest expense - SBA debentures	406	359
Amortization of deferred financing costs	231	217
Interest expense - secured borrowings	21	24
Other	7	24
Total interest and other debt financing expenses	$2,010	$1,795

ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC is a leading provider of senior and junior debt and equity co-investments to middle-market companies in the U.S. and Canada. Investment types include unitranche financings, cash flow and enterprise value based loans, asset based loans, acquisition facilities, mezzanine debt, second lien or last-out loans and equity co-investments. Monroe Capital prides itself on its flexible investment approach and its ability to close and fund transactions quickly. Monroe is committed to being a value-added and user-friendly partner to owners, senior management and private equity sponsors. Monroe has been recognized by Private Debt Investor as the 2016 Lower Mid-Market Lender of the Year; M&A Advisor as the 2016 Lender Firm of the Year; Global M&A Network as the 2016 Small Middle Markets Lender of the Year; and the U.S. Small Business Administration as the 2015 Small Business Investment Company (SBIC) of the Year. To learn more about Monroe Capital LLC, visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:	Monroe Capital Corporation

Investor Contact:	Aaron D. Peck
Chief Investment Officer and Chief Financial Officer
Monroe Capital Corporation
(312) 523-2363
Email: apeck@monroecap.com

Media Contact:	Emily Stoermer
BackBay Communications
(617) 391-0801
Email: emily.stoermer@backbaycommunications.com